UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 26, 2009, the Illinois Division of Insurance (the “Division”) issued a confidential Amended Corrective Order (the “Amended Order”) finalizing the implementation of an interim capital maintenance plan for Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation (collectively, “Triad”), the insurance subsidiaries of Triad Guaranty Inc. (the “Company”). The Amended Order amended the Corrective Order initially entered into by the Division and Triad effective March 31, 2009 (the “Original Order”) and previously announced by the Company on April 1, 2009, and followed consideration by the Division of comments from interested parties concerning the Original Order. Under the Amended Order, effective June 1, 2009, Triad will pay all valid claims under Triad’s mortgage guaranty insurance policies 60% in cash and 40% by the creation of deferred payment obligations (“DPOs”). The terms of the Amended Order are substantially identical to the Original Order, except that Triad will be required to establish an escrow arrangement to escrow DPOs. The Amended Order also incorporates certain revisions requested by policyholders during the comment process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
May 29, 2009	Kenneth S. Dwyer Vice President and Chief Accounting Officer